STOCK SALE AGREEMENT


                                     BETWEEN


                           F2 BROADCAST NETWORK, INC.

                                       AND


                                    NMSF, LLC


                               Dated June 28, 2001





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                              STOCK SALE AGREEMENT


     THIS STOCK SALE AGREEMENT dated as of June 28, 2001 (the "Agreement"), is entered into between F2 BROADCAST NETWORK, INC. , a Nevada corporation ("Seller"), and NMSF, LLC., a Colorado limited liability company ("Purchaser").

     WHEREAS, the Seller owns 400,885,600 shares of common stock, $.0001 par value per share, representing 80% of the outstanding shares of common stock ("First Film Common Stock") of FIRST FILMS, INC., a Colorado corporation, (together with its directly- and indirectly-owned or controlled subsidiaries, "First Film").

     WHEREAS, the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller, all 400,885,600 shares of First Film Common Stock owned by the Seller on the terms and conditions set forth in this Agreement.

         IT IS AGREED:

                                    ARTICLE I

                       THE STOCK SALE AND RELATED MATTERS

     SECTION 1.1 Definitions. Certain capitalized terms used but not otherwise defined in this Agreement shall have the meanings specified in Article XII.

     SECTION 1.2 The Sale and Purchase of Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall transfer and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, an aggregate of 400,885,600 shares of First Film Common Stock (the "Stock Sale").

     SECTION 1.3 The Purchase Price. The purchase price (the "Purchase Price") to be paid to the Seller by the Purchaser for the First Film Common Stock shall be $300,000 in cash, which is being delivered by the Purchaser simultaneously with the execution of this Agreement by wire transfer to Escrow Document Services For Lawyers, Inc., as escrow agent ("Escrow Agent") under an escrow agreement to be entered into concurrently with the execution of this Agreement by the Seller, the Purchaser and the Escrow Agent in the form annexed hereto as Exhibit A ("Escrow Agreement"). The funds in escrow will be distributed as provided in the Escrow Agreement and the escrow schedule annexed hereto.



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     SECTION  1.4.  The  Closing.  Subject to the terms and  conditions  of this
Agreement, the consummation of the Stock Sale and the other transactions contemplated by this Agreement shall take place simultaneously with the execution of this Agreement (the "Closing"). The date on which the Closing occurs is referred to herein as the "Closing Date."

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                                  AS TO SELLER

     The Seller represents and warrants to the Purchaser as to matters pertaining to the Seller as follows:

         SECTION 2.1 Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power to own, lease and operate its properties and to carry on its business.

         SECTION 2.2 Authority; Corporate Action. The Seller has all necessary corporate power and authority to enter into this Agreement and the other instruments and agreements to be executed and delivered by the Seller in connection with the transactions contemplated by this Agreement and to consummate the Stock Sale and other transactions contemplated hereby. All corporate action necessary to be taken by the Seller to authorize the execution, delivery and performance of this Agreement and all other agreements delivered by the Seller in connection with the transactions contemplated hereby has, or at the Closing will have been duly and validly taken and this Agreement and such other agreements and instruments have been, duly executed and delivered by the Seller. No approval by the stockholders of the Seller is required for the Stock Sale. Subject to the terms and conditions hereof, this Agreement constitutes valid, binding and enforceable obligations of the Seller, enforceable in accordance with its terms, except as enforceability may be limited or barred by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principals of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         SECTION 2.3  No Conflict; Required Filings and Consents.
                      ------------------------------------------

                  (1) The execution and delivery of this Agreement (and the other agreements contemplated hereby) by the Seller does not, and the performance by the Seller of its obligations under this Agreement (and any other agreements contemplated hereby) will not, (i) conflict with or violate the Articles of Incorporation, Bylaws or other organizational documents of the Seller, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Seller or by which any of its respective properties or assets is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller is a party or by which any of its respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not reasonably be expected to, and will not, either singly or in the aggregate, materially impair the Seller's ability to consummate the transactions contemplated by this Agreement (a "Seller Material Adverse Effect").

                  (2) The execution and delivery of this Agreement (and the other agreements contemplated hereby) by the Seller does not, and the performance of this Agreement (and any other agreements contemplated hereby) by the Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity, (ii) compliance with the applicable requirements, if any, of the Exchange Act, Securities Act and state securities laws as set forth in this Agreement and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have, and will not have, either singly or in the aggregate, a Seller Material Adverse Effect.

         SECTION 2.4 Ownership of Securities. The Seller is the record and beneficial owner of 400,885,600 shares of First Film Common Stock, free and clear of all Liens. There are no options, warrants or other contractual rights outstanding which require, or give any person the right to require, the issuance, delivery or sale of any of the shares of First Film Common Stock owned by Seller, whether or not such rights are presently exercisable.

         SECTION 2.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.



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                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                AS TO FIRST FILM AND THE FIRST FILM SUBSIDIARIES

         The Seller represents and warrants to the Purchaser as to First Film as follows:

         SECTION 3.1 Organization and Good Standing; Ownership of Subsidiary Stock Interests; Capitalization.
                      ---------------------------------------------------------

                  (1) First Film and each of its directly- or indirectly-owned or controlled subsidiaries (collectively, the "First Film Subsidiaries") is a corporation or other entity duly organized, validly existing and in good standing under the laws of the state of its respective jurisdiction of incorporation, and each is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such businesses are now conducted. First Film and each of the First Film Subsidiaries is duly licensed or qualified and in good standing as a foreign entity where the character of the properties owned by them or the nature of the business transacted by them make such licenses or qualifications necessary, except where the failure to do so would not have a ("Material Adverse Effect"). As used hereinafter, unless the context otherwise requires, "First Film" refers to First Film and the First Film Subsidiaries.

                  (2) (a) First Film's entire authorized capital stock consists of 500,000,000 shares of $.0001 par value common stock. As of the date of this Agreement there are, and as of the Closing Date there will be, 400,885,600 shares, or 80%, of First Film common stock issued and outstanding, all of which are held by Seller.

                       (b) Comedy Works, Inc.'s entire authorized capital stock consists of 50,000 shares of no par value common stock. As of the date of this Agreement there are, and as of the Closing Date there will be, 3,000 shares of Comedy Works, Inc. common stock issued and outstanding, all of which are held by First Films.

                       (c) Comedy Core, Inc.'s entire authorized capital stock consists of 50,000 shares of no par value common stock. As of the date of this Agreement there are, and as of the Closing Date there will be, 1,000 shares of Comedy Core, Inc. common stock issued and outstanding, all of which are held by First Films.

         SECTION 3.2 Financial Statements, Books and Records. There has been previously delivered to Purchaser the unaudited balance sheet of First Film as at March 31, 2001 (the "Balance Sheet"). The Balance Sheet is true and accurate and fairly represents the financial position of First Film as at such date and has been prepared in accordance with generally accepted accounting principles consistently applied, except for the omission of footnotes or otherwise as indicated therein.

         SECTION 3.3 No Material Adverse Changes. Since the date of the Balance Sheet there have not been:


     (i) any change which could reasonably be expected to have, and which has not had, a Material Adverse Effect;

     (ii) any damage, destruction or loss which could reasonably be expected to have, and which has not had, a Material Adverse Effect;

     (iii)any declaration, setting aside or payment of any distribution or with respect to any redemption or repurchase of First Film's capital interests;

     (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by First Film of any properties or assets of First Film; or

     (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.



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         SECTION 3.4 Taxes. First Film has prepared and filed all appropriate federal, state and local tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by them or has made adequate provision for the payment thereof as reflected on the Balance Sheet.

         SECTION 3.5 Compliance with Laws. First Film has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its businesses which, if not complied with could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.6 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                  (i) violate any provision of any operational or organizational documents of First Film;

                  (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which First Film is a party or by or to which it or any of its assets or properties may be bound or subject;

                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon First Film, or upon the properties or business of First Film; or

                  (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which in the case of (ii), (iii) and (iv) could reasonably be expected to have a material adverse effect.

         SECTION 3.7 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving First Film. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against First Film or any of its properties or assets. There is no fact, event or circumstances known to Seller that may give rise to any suit, action, claim, investigation or proceeding.

         SECTION 3.8 Real Estate. Except as set forth on Schedule 3.8, First Film neither owns real property nor is a party to any leasehold agreement.



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         SECTION 3.9 Tangible Assets. First Film has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by First Film, any related capitalized items or other tangible property material to the businesses of First Film (the "Tangible Assets") and those certain programming assets and equipment assets listed on
Schedule 3.9 hereof (the "Supplemental Assets"). First Film holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet, and the Supplemental Assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances except as set forth on
Schedule 3.9. All of the Tangible Assets and the Supplemental Assets are in good operating condition and repair and are usable in the ordinary course of business of First Film.

         SECTION 3.10 Liabilities. Schedule 3.10 to this Agreement sets forth
(i) all single Liabilities (as defined below) of First Film which equal or exceed $10,000, (ii) all Liabilities not incurred in the ordinary course of business, regardless of amount, (iii) all Liabilities not fully and adequately reflected on the Balance Sheet, and (iv) all Liabilities to any person or entity, and all Affiliates (as defined below) of such person or entity, which in the aggregate equal or exceed $10,000 regardless of whether such Liabilities are incurred in the ordinary course of business.

         Except as set forth on Schedule 3.10, First Film does not have, and as of the Closing Date will not have, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities").

         For the purposes of this Agreement, the term Affiliate means, with respect to any person or entity, another person or entity which controls, is controlled by, or is under common control with the subject person or entity.

         SECTION 3.11 Operations of First Film. Except as set forth on Schedule 3.11, from the date of the Balance Sheet and through the Closing Date hereof First Film has not and will not have:

                  (i)      incurred any indebtedness for borrowed money;

                  (ii) declared or paid any dividend or declared or made any distribution of any kind to any member or made any direct or indirect redemption, retirement, purchase or other acquisition of any subsidiary stock interest or other capital interest;

                  (iii) made any loan or advance to any shareholder, manager, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

                  (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

                  (v) disposed of any assets of except in the ordinary course of business;

                  (vi) materially increased the annual rate of compensation of any executive employee of First Film;

                  (vii) increased, terminated, amended or otherwise modified any plan for the benefit of employees of First Film;

                  (viii) issued any equity securities or interest or rights to acquire such equity securities or interest; or

                  (ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

         SECTION 3.12 Capitalization. Neither First Film nor any of the First Film Subsidiaries has granted, issued or agreed to grant, issue or make available any capital interests, warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued capital interests of First Film or such First Film Subsidiaries.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser, jointly and severally, represents and warrants to the Seller as follows:

         SECTION 4.1 Authority; Required Action. Purchaser has full legal power and authority to enter into this Agreement and the other instruments and agreements to be executed and delivered by the Purchaser in connection with the transactions contemplated by this Agreement and to consummate the Stock Sale and other transactions contemplated hereby. All action required to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements delivered by Purchaser in connection with the transactions contemplated hereby has, or at the Closing will have been, duly and validly taken and this Agreement and such other agreements and instruments have been duly executed and delivered by the Purchaser. Subject to the terms and conditions hereof, this Agreement constitutes valid, binding and enforceable obligations of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited or barred by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         SECTION 4.2  No Conflict; Required Filings and Consents.
                      -------------------------------------------

                  (1) The execution and delivery of this Agreement (and the other agreements contemplated hereby) by the Purchaser does not, and the performance by the Purchaser of its obligations under this Agreement (and any other agreements contemplated hereby) will not, (i) conflict with or violate the Articles of Organization, Operating Agreement or other organizational documents, if any, of Purchaser, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Purchaser, or by which any of its respective properties or assets is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which any of its respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not reasonably be expected to, either singly or in the aggregate, materially impair Purchaser's ability to consummate the transactions contemplated by this Agreement (a "Purchaser Material Adverse Effect").

                  (2) The execution and delivery of this Agreement (and the other agreements contemplated hereby) by the Purchaser does not, and the performance of this Agreement (and any other agreements contemplated hereby) by the Purchaser will not, require it to obtain any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity, except (i) compliance with the applicable requirements, if any, of the Exchange Act, Securities Act as set forth in this Agreement and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have, either singly or in the aggregate, a Purchaser Material Adverse Effect.

         SECTION 4.3 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

         SECTION 4.4 Investment Representations. Purchaser represents that: (i) all of the shares of First Film Common Stock to be acquired by Purchaser pursuant to this Agreement will be acquired for its own account and not with a view towards distribution thereof; (ii) it understands that it must bear the economic risk of the investment in such stock, which cannot be sold or transferred by Purchaser unless the transfer of such stock is registered under the Securities Act, or an exemption therefrom is available thereunder; (iii) Purchaser has had both the opportunity to ask questions and receive answers from the officers and directors of First Film and Seller concerning the business and operations of First Film and to obtain any additional information to the extent First Film and Seller possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information; and (iv) Purchaser has reviewed copies of all of First Film's filings with the Commission. Purchaser (a) acknowledges that it is either (i) an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act or (ii) a person possessing sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in First Film and (b) understands that the certificates representing all securities of First Film to be acquired by Purchaser pursuant to this Agreement shall bear a legend to the effect that such securities may not be transferred except upon compliance with the registration requirements of the Securities Act (or an exemption therefrom) and the provisions of this Agreement.

                                    ARTICLE V

                   NATURE AND SURVIVAL OF REPRESENTATIONS AND
                            WARRANTIES OF THE PARTIES

         SECTION 5.1 Survival. Each representation and warranty made or deemed made by any Party to another under this Agreement shall remain in effect following the Closing, and shall terminate at such time as the obligation to indemnify under such representation or warranty under Section 10.1 or 10.2, as the case may be, so terminates (the "Warranty Termination Date"). Notwithstanding the above, there shall be no duty to update such representations or warranties after the Closing except as required by Section 6.2 below.

         SECTION 5.2 Nonwaiver of Rights. The representations and warranties made or deemed made by any Party to another shall not be affected or deemed waived by reason of the fact that another Party or its representatives knew or should have known that any such representations or warranties is or might be inaccurate in any respect. Any furnishing of information by any Party to another pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of the delivering Party to which another Party shall have access or any information obtained by, or made available to, any Party as a result of any investigation made by or on behalf of such Party prior to or after the date of this Agreement, shall not affect such Party's right to rely on any representation or warranty made or deemed made by another Party in this Agreement and shall not be deemed a waiver thereof.

                                   ARTICLE VI

                         JOINT COVENANTS OF THE PARTIES

         SECTION 6.1 Further Action. Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

         SECTION 6.2 Schedules. The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Warranty Termination Date.

         SECTION 6.3 Regulatory and Other Authorizations. The Parties will promptly make all necessary filings, if any, and use their reasonable best efforts to obtain all authorizations, consents, orders and approvals of all Federal, state and other regulatory bodies and officials that are required for the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE VII

                             COVENANTS OF THE SELLER


         SECTION 7.1 Fulfillment of Conditions. The Seller shall use its reasonable best efforts to fulfill, or cause to be fulfilled, the conditions specified in Section 9.3. In addition, the Seller shall use its reasonable best efforts to fulfill, or cause to be fulfilled, the conditions specified in
Section 9.1 to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes taking or refraining from taking such actions as may be necessary to fulfill such conditions.

         SECTION 7.2 Confidentiality. The Seller shall hold and shall cause its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all terms of this Agreement and related agreements, all documents and information concerning Purchaser furnished to it by Purchaser in connection with the transactions contemplated by this Agreement and all information and other knowledge it possesses concerning the business, assets and subsidiaries of First Film, and the business of the Comedy Works; (except to the extent that such information can be shown to have been (i) previously known by the Seller, (ii) in the public domain through no fault of the Seller or (iii) later lawfully acquired by the Seller from another source, which source shall not be the agent of Purchaser or person under confidentiality obligation to any Purchaser) and, except as otherwise required by applicable law, rule or regulation, the Seller shall not release or disclose such information to any other person, except its Representatives who are involved in facilitating the closing of the transactions contemplated by this Agreement.

         SECTION 7.3 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, the Seller shall give the Purchaser prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of the Seller contained herein to be inaccurate or otherwise misleading, (c) gives Seller any reason to believe that any of the conditions set forth in Article IX will not be satisfied, or (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of Seller or First Film.

         SECTION 7.4 Certain Consents. The Seller, in consultation with the Purchaser and its Representatives, shall use its reasonable best efforts to obtain consents under all instruments to which Seller is a party or by which it is bound which require the consent of any other party or person either by the terms thereof or as a matter of law in connection with the Stock Sale.

         SECTION 7.5 Directors of First Film. At the time of Closing, the then-directors of First Film (the "Pre-Closing Directors") shall appoint each of Duane C. Knight and Wende M. Curtis (together, the "Post-Closing Directors") as additional directors of First Film and the Pre-Closing Directors shall then resign as directors of, and all other offices or positions with, First Film. Subsequent to the Closing, the Post-Closing Directors shall be the only directors of First Film until their successors are duly elected and qualified.

         SECTION 7.6 Conduct of Business. Seller covenants and agrees that, from the date hereof through the Closing Date, except as otherwise set forth in this Agreement or agreed to by the Parties in writing, they shall cause First Film to:

(a) conduct its business only in the ordinary course and in a manner consistent with the current practice of such business, preserve substantially intact the business organization of First Film, use its reasonable best efforts to keep available the services of the current employees of First Film and preserve the current relationships of First Film with customers and other persons with which First Film has significant business relations, and comply with all requirements of law, the violation of which would reasonably be expected to have, either singly or in the aggregate, a material adverse effect on the results of operations, financial condition, business, assets or prospects of First Film;

(b) not pledge, sell, transfer, dispose of, or otherwise encumber or grant any rights or interests to others of any kind with respect to, all or any part of First Film's capital stock or enter into any discussions or negotiations with any other party to do so;

(c) not pledge, sell, lease, transfer, dispose of or otherwise encumber any of First Film's property or assets other than consistent with past practices and in the ordinary course of business or enter into any discussions or negotiations with any other party to do so;

(d) not (i) issue any shares of First Film's capital stock nor any options, obligations, rights, warrants or other securities convertible into or exchangeable for its capital stock, or any other class of securities, whether debt or equity, of First Film; or (ii) amend or otherwise modify the terms of any such securities, options, obligations, rights or warrants in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

(e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of First Film's capital stock, or directly or indirectly redeem or purchase any such capital stock;

(f) not, in any manner whatsoever, advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business) or distribute to any stockholders or any of their affiliates, or otherwise withdraw, cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing obligations of First Film in accordance with their terms;

(g) not make, agree to make or announce any general wage or salary increase or enter into any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of First Film or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, normal year-end bonuses in amounts and to persons consistent with prior practice and increases directly or indirectly required as a result of changes in applicable law or regulations;

(h) not make any capital expenditures, except in the ordinary course of business of First Film and consistent with past practices;

(i) not propose or adopt any amendments to First Film's Articles of Incorporation or By-laws, except as contemplated hereby;

(j) not permit First Film to merge or consolidate with, or acquire all or substantially all of the assets of, or otherwise acquire any business operations of, any person or entity or enter into any agreement for any of the foregoing;

(k) not allow First Film to deviate from past practices or schedules with respect to the payment of accounts payable or collection of accounts receivable;

(l) not allow First Film to prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than indebtedness incurred in the ordinary course of business consistent with past practices;

(m) not allow First Film to enter into or modify in any material respect any material contract, lease or permit other than in the ordinary course of business;

(n) not take any action that will, or could reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being inaccurate or in any of the conditions to the Stock Sale not being satisfied; or

(o) forebear from agreeing, in writing or otherwise, to do any of the foregoing.

                                  ARTICLE VIII

                             COVENANTS OF PURCHASER

         SECTION 8.1 Fulfillment of Conditions. From the date hereof to the Closing, the Purchaser shall use its reasonable best efforts to fulfill or cause to be fulfilled the conditions specified in Section 9.3. In addition, Purchaser shall use its reasonable best efforts to fulfill, or cause to be fulfilled, the conditions specified in Section 9.1 to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes taking or refraining from taking such actions as may be necessary to fulfill such conditions.

         SECTION 8.2 Confidentiality. Until the Closing Date, Purchaser shall hold and shall cause its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or as otherwise provided in this Agreement, the existence of this transaction, all terms of this Agreement and related agreements and all documents and information concerning the Seller furnished to them by the Seller or its Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by Purchaser, (ii) in the public domain through no fault of Purchaser or (iii) later lawfully acquired by Purchaser from another source, which source shall not be the agent of the Seller or person under confidentiality obligation to the Seller) and, except as otherwise required by applicable law, rule or regulation, none of Purchaser shall release or disclose such information to any other person, except their respective Representatives who are involved in facilitating the closing of the transactions contemplated by this Agreement.

         SECTION 8.3 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, Purchaser shall give the Seller prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of Purchaser contained herein to be inaccurate or otherwise misleading, (c) gives the Purchaser any reason to believe that any of the conditions set forth in
Article IX will not be satisfied, or (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of any Purchaser.

         SECTION 8.4 Certain Consents. The Purchaser, in consultation with the Seller and its Representatives, shall use its reasonable best efforts to obtain consents under all instruments to which Purchaser is a party or by which Purchaser is bound that require the consent of any other party or person either by the terms thereof or as a matter of law in connection with the Stock Sale.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

         SECTION 9.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Stock Sale and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (1) No Governmental Order or Regulation. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States Federal or state court of competent jurisdiction, and no regulation shall have been enacted or promulgated by any governmental authority or agency, that prohibits consummation of the Stock Sale, and no litigation pending or threatened regarding same; and

                  (2) Regulatory and Other Authorizations. All authorizations, consents, orders and approvals of all Federal, state and other regulatory bodies and officials that are required for the consummation of the transactions contemplated by this Agreement shall have been obtained.

         SECTION 9.2 Conditions to the Obligations of Seller. The obligations of Seller to consummate the Stock Sale and the other transactions contemplated by this Agreement shall be subject, at the sole option of Seller, to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (1) Representations and Warranties; Covenants. Without supplementation after the date hereof except as required by this Agreement, the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all respects, as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing Date shall have been complied with, and Seller shall have received a certificate of Purchaser to such effect;

                  (2) Consents. Purchaser shall have obtained and -------- delivered to the Seller all governmental and private third party consents to the performance of Purchaser's obligations with respect to the Stock Sale; and

                  (3) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by Purchaser in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents and certificates incident thereto shall have been delivered to the Seller.

         SECTION 9.3 Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the Stock Sale and the other transactions contemplated by this Agreement shall be subject, at the sole option of Purchaser, to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (1) Representations and Warranties; Covenants. Without supplementation after the date hereof the representations and warranties of the Seller contained in this Agreement shall be, except as required by this Agreement, true and correct in all respects, as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing Date shall have been complied with, and Purchaser shall have received a certificate of the Seller to such effect;

                  (2)      Consents.  The Seller shall have obtained and
                           --------
delivered to Purchaser all governmental and private third party consents to the performance of Seller's obligations with respect to the Stock Sale;

                  (3) Resignation of Directors and Officers of First Film. Each of the existing officers and directors shall have resigned in writing as directors and officers of First Film and all the First Film Subsidiaries; and copies of such written resignations, in form and substance acceptable to Purchaser, shall have been delivered to Purchaser; and

                  (4) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by the Seller in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified, if required by Purchaser, by the officers of Seller as of the Closing, shall have been delivered to the Purchaser.

                                    ARTICLE X

                                 INDEMNIFICATION

         SECTION 10.1 Indemnification by Seller. The Seller shall indemnify and hold harmless Purchaser, its directors, officers, managers, members, agents, attorneys and other representatives (the "Purchaser Parties") from and against, and shall reimburse the Purchaser Parties for any Damages which may be sustained, suffered or incurred by any of the Purchaser Parties, whether as a result of any Third Party Claim or otherwise, and which arise or result from or in connection with or are attributable to the breach by Seller of any of the Seller's covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement. This indemnity will survive the Closing. Claims made for indemnity hereunder must be made prior to the two-year anniversary of the Closing Date. Any claim for indemnity asserted within the relevant period shall survive until resolved.

         SECTION 10.2 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless Seller, its directors, officers, managers, members, agents, attorneys and other representatives (the "Seller Parties") from and against, and shall reimburse Seller Parties for, any Damages which may be sustained, suffered or incurred by any of the Seller Parties, whether as a result of any Third Party Claim or otherwise, and which arise or result from or in connection with or are attributable to the breach by Purchaser of any of Purchaser's covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement. This indemnity will survive the Closing. Claims made for indemnity hereunder must be made prior to the two-year anniversary of the Closing Date. Any claim for indemnity asserted within the relevant period shall survive until resolved.

         SECTION 10.3 Claims.
                      ------

                  (1) Third Party Claims. In the event that an Indemnified Party becomes aware of a Third Party Claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder, the Indemnified Party shall give reasonably prompt notice in writing to the Indemnifying Party of such Claim, identifying the basis for such Claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such Claim whether or not the Claim is a Third Party Claim) ("Claim Notice"); provided, however, that any delay in giving such Claim Notice will not be deemed a waiver of nor result in any discontinuation of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually materially prejudiced by such failure. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel with regard thereto; provided, however, that the Indemnified Party is hereby authorized, prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party defends. A Third Party Claim may not be settled by the Indemnifying Party without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release; provided, however, that the Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld) if such Claim is not exclusively for monetary Damages.

                  (2)      Direct  Claims.  In the  event any  Indemnified
                           --------------
Party has a direct claim against any Indemnifying Party, the Indemnified Party shall send a Claim Notice with respect to the claim to the Indemnifying Party.

                  (3) Books and Records. After delivery of a Claim Notice, so long as any right to indemnification exists pursuant to this Article X, the affected Parties each agree to retain all books and records related to such Claim Notice. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings. Any information or documents made available to any Party hereunder and designated as confidential by the Party providing such information or documents and which is not otherwise generally available to the public and not already within the knowledge of the Party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the Parties hereto, or any of them), and except as may be required by applicable law, shall not be disclosed to any third party (except for the representatives of the Party being provided with the information, in which event the Party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

         SECTION 10.4 Representations and Warranties. For purposes of indemnity under this Article IX for breach of a representation or warranty of a Party under this Agreement, the representations and warranties shall be the representations and warranties of a Party made herein, as supplemented, modified or amended by any Schedule thereto as of required by this Agreement without regard to any materiality qualifications or standards otherwise contained therein.

                                   ARTICLE XI

                                   TERMINATION

         SECTION 11.1 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the
Closing:

                  (1) By mutual written consent of Seller and Purchaser;

                  (2) By either Seller or Purchaser (if the terminating Party is not then in material breach of its obligations hereunder) if (i) a material default or breach shall be made by the other Party with respect to the due and timely performance of any of its covenants and agreements contained herein and such default cannot be cured within a reasonable period of time, or (ii) if any of the other Party's representations and warranties, without supplementation after the date hereof, are not true and correct in all respects as of the Closing Date; or

                  (3) By either Seller or Purchaser (if the terminating Party is not then in material breach of its obligations hereunder) if the Closing Date has not occurred by June 30, 2001, unless the Parties agree to an extension in writing.

         SECTION 11.2 Effect of Termination. In the event of termination by a Party, or both Parties, pursuant to Section 11.1 hereof, written notice thereof shall forthwith be given to the other Party and all obligations (except as set forth in this Section 11.2) of the Parties shall terminate and no Party shall have any right against the other Party hereto. Notwithstanding the foregoing, if this Agreement is so terminated by one Party under Section 11.1(b) above, it is expressly agreed and understood that the terminating Party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, Damages relating thereto, shall survive such termination unimpaired. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                  (1) Each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party, relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

                  (2) All confidential information received by either Party hereto with respect to the business of the other Party shall be treated in accordance with Section 7.2 and 8.2 hereof, which shall survive such termination or abandonment.

                                   ARTICLE XII

                                   DEFINITIONS

         SECTION 12.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

         "Commission" means the Securities and Exchange Commission.
          -----------

         "Damages" means the dollar amount of any loss, damage, cost, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the Indemnified Party and a third party, which is determined (as provided in Article
IX) to have been sustained, suffered or incurred by a Party and to have arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "First Film  Subsidiaries"  means all the  directly- or  indirectly-
          -------------------------
owned or controlled subsidiaries of First Film, including Comedy Works, Inc., a Colorado corporation and Comedy Core, Inc., a corporation.

         "Lien" means any lien, claim, charge, option, security interest, restriction or encumbrance.

         "Party" means the Purchaser, on the one hand, and the Seller, on the other hand (collectively, the "Parties").

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, self-regulatory body or any other entity.

         "Representatives" of either Party means such Party's employees, officers, directors, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Third Party Claim" means a claim, demand, suit, proceeding or action by a person, firm, corporation or government entity other than a party hereto or any affiliate of such party.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

         SECTION 13.1 Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

         SECTION 13.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered personally or by confirmed facsimile or one day after delivery to a nationally recognized courier with instructions and payment for next day delivery, in each case, to the Parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

         (a)      If to Purchaser:

                  NMSF, LLC
                  c/o Mr. Duane C. Knight, Jr. [or then-current Manager] 5495 Marion Street
                  Denver, CO 80216

         (b)      If to Seller:

                  F2 Broadcast Network Inc.
                  c/o Mr. Howard Stern, Chairman [or then-current Chairman] 6245 N.W. 9th Avenue, Suite 102
                  Fort Lauderdale, FL 33309

         SECTION 13.3 Press Release; Public Announcements; Filings. Promptly after execution of this Agreement, the Parties shall issue a press release in the form approved by the Parties ("Signing Release"). The Seller also shall file with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby (the "Signing 8-K" and together with the Signing Release, the "Agreed Disclosure"). The Signing 8-K shall be provided by Seller to Purchaser prior to filing and Purchaser shall be given at least two business days to comment thereon. Notwithstanding the foregoing, a Party may make any disclosure which it believes is required by applicable law or regulation, in which case the other Party shall be given such reasonable advance notice as is practicable in the circumstances and the Parties shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued. The Parties also may make appropriate disclosure of the transactions contemplated by this Agreement to their officers, directors and Representatives.

         SECTION 13.4 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

         SECTION 13.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 13.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 13.7 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between Seller and Purchaser with respect to the subject matter hereof.

         SECTION 13.8 Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and the successors and permitted assigns of the Parties and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder. This Agreement is not assignable by any Party without the express written consent of the other Parties.

         SECTION 13.9 Governing Law; Resolution of Disputes. Except as to matters governed by the Nevada General Corporation Law, this Agreement shall be governed by, and construed in accordance with, the law of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Any controversy or claim arising out of or relating to this Agreement, the making, interpretation or the breach thereof, shall be settled by submitting such dispute to the American Arbitration Association ("AAA") for arbitration in Chicago, Illinois, before three arbitrators of the AAA, pursuant to the Commercial Arbitration Rules of the AAA. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and any party to the arbitration may, if he or it so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers of the arbitrators shall include, but not be limited to, the awarding of injunctive relief, but shall not include the power to award punitive damages. The arbitrators may include in any award, reasonable attorneys' fees and expenses and other reasonable costs and expenses of the arbitration.

         SECTION 13.10 Specific Performance. Purchaser and Seller each acknowledges and agrees that a remedy at law for any breach or attempted breach of their respective obligations to consummate the sale of the First Film Common Stock contemplated hereby will be inadequate and will result in irreparable harm to the other and each of them covenants and agrees not to oppose any demand for specific performance and injunctive and other equitable relief in case of any such breach or attempted breach.

         SECTION 13.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

                                     SELLER:

                                          F2 BROADCAST NETWORK, INC.


                                        By: /s/ Howard B. Stern
                                      Name: Howard B. Stern
                                     Title:CEO/Chairman



                                   PURCHASER:

                                   NMSF, LLC.


                                       By: /s/ Duane C Knight, Jr.
                                     Name: Duane C. Knight, Jr.
                                    Title: Manager